                                                                     EXHIBIT 4.1

                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT


     This THIRD AMENDED AND RESTATED RIGHTS AGREEMENT (this "Agreement") is entered into as of April 14, 1999 by and among Salon Internet, Inc., a California corporation (the "Company"), and the holders of the Company's securities listed on Exhibit A hereto as Series A Holders, Series B Holders,
                     ---------
Prior Series C Holders, New Series C Holders and Common Holders. The Prior Series C Holders and New Series C Holders are sometimes referred to herein collectively as the "Series C Holders." The Company, the Series A Holders, Series B Holders, Prior Series C Holders, New Series C Holders and Common Holders are sometimes referred to herein collectively as the "Parties" or each individually as a "Party."

                                    RECITALS
                                    --------

     WHEREAS, the New Series C Holders, Series B Holders, Prior Series C Holders and the Common Holders possess registration and other rights under that certain Second Amended and Restated Rights Agreement dated September 18, 1998 (the "Prior Rights Agreement");

     WHEREAS, the New Series C Holders are parties to the Series C Preferred Stock Purchase Agreement of even date herewith (the "Series C Agreement"), pursuant to which the New Series C Holders are purchasing shares of the Company's Series C Preferred Stock; and

     WHEREAS, in order to induce the Company to enter into the Series C Agreement and to induce the Series C Holders to invest funds in the Company pursuant to the Series C Agreement, the parties hereto desire to enter into this Agreement to amend, restate and supersede the Prior Rights Agreement and to extend registration and other rights to the New Series C Holders.

                                   AGREEMENT
                                   ---------

     In consideration of the foregoing and of the mutual promises and covenants contained herein, the Parties agree as follows:

     1.   Registration Rights.
          -------------------

          1.1  Certain Definitions. As used in this Agreement, the following
               -------------------
terms shall have the following respective meanings:

               (a)  "Commission" shall mean the Securities and Exchange
                     ----------
Commission or any other federal agency at the time administering the Securities Act.

               (b)  "Conversion Stock" means the Common Stock issued or issuable
                     ----------------
upon conversion of the Warrant Stock, Series A Shares, Series B Shares and Series C Shares.

               (c)  "Holder" means any person or persons to whom Registrable
                     ------
Securities were originally issued or permitted transferees under Section 1.11 hereof who hold Registrable Securities.

               (d)  "Initiating Holders" shall mean any Holder or Holders of at
                     ------------------
least forty percent (40%) of the Registrable Securities (excluding Registrable Securities owned by the Common Holders).

               (e)  "Preferred Holders" means the holders of Series A Shares,
                     -----------------
Series B Shares and Series C Shares.

               (f)  "Registrable Securities" means (i) the Conversion Stock and
                     ----------------------
(ii) stock issued in respect of the stock referred to in (i) as a result of a stock split, stock dividend, recapitalization or the like, which have not been sold to the public. Except for subsections 1.2, 1.4, 1.5, 1.10 and 5.4 of this Agreement, Registrable Securities shall also mean shares of Common Stock owned by the Common Holders. Notwithstanding anything herein to the contrary, securities held by a Holder shall not be Registrable Securities in the event, following the initial public offering of the Company's securities, such Holder would be able to sell all shares of the Company it holds on an unrestricted basis and without volume limitation pursuant to Rule 144 promulgated under the Securities Act (or any successor rule).

               (g)  The terms "register," "registered" and "registration" refer
                               --------    ----------       ------------
to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

               (h)  "Registration Expenses" shall mean all expenses, except as
                     ---------------------
otherwise stated below, incurred by the Company in complying with Sections 1.2,
1.3 and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and including the reasonable fees and costs of one special counsel for the Holders whose shares are being registered.

               (i)  "Securities Act" shall mean the Securities Act of 1933, as
                     --------------
amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               (j)  "Selling Expenses" shall mean all underwriting discounts,
                     ----------------
selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all reasonable fees and disbursements of counsel for the selling Holders (other than those included in Registration Expenses).

               (k)  "Series A Shares" means the shares of the Company's Series A
                     ---------------
Preferred Stock.

               (l)  "Series B Shares" means the shares of the Company's Series B
                     ---------------
Preferred Stock.

               (m)  "Series C Shares" means the shares of the Company's Series C
                     ---------------
Preferred Stock.

               (n)  "Warrant Stock" means the shares of the Company's capital
                     -------------
stock issuable upon exercise of outstanding warrants issued to Imperial Bank, America Online, ACT III Communications, Daiwa Securities America, Inc. and the Prior Series C Holders.

          1.2  Requested Registration.
               ----------------------

               (a)  Request for Registration. If the Company receives from
                    ------------------------
Initiating Holders a written request that the Company effect a registration covering either (i) not less than 25% of the Registrable Securities, or (ii) Registrable Securities having an anticipated aggregate offering price of at least $5,000,000, the Company will:

                    (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                    (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any
         --------  -------
action to effect any such registration, qualification or compliance pursuant to this Section 1.2(a):

                         (A) Before the earlier of December 22, 2000, or 180
days after the closing of its initial public offering of its Common Stock;

                         (B) In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                         (C) After the Company has effected two such
registrations pursuant to this Section 1.2(a), and such registrations have been declared or ordered effective;

                         (D) If the Company shall furnish to such Holders a
certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.2 shall be deferred for a period not to exceed ninety days from the date of receipt of written request from the Initiating Holders, provided that the Company may not use this right more than once in any twelve month period; and

                         (E)  Within 180 days after the effective date of any
registration of the Company under the Securities Act, other than a registration relating solely to employee benefit plans or a registration relating solely to a transaction under Rule 145 under the Securities Act.

     Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

               (b)  Request for Registration (Series C). If the Company receives
                    -----------------------------------
from Series C Holders representing not less than 20% of the then outstanding Series C Shares (the "Initiating Series C Holders"), a written request that the Company effect a registration in which the Registrable Securities shall have an anticipated offering price of at least $1,500,000, the Company will:

                    (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                    (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any
         --------  -------
action to effect any such registration, qualification or compliance pursuant to this Section 1.2(b):

                         (A) Before 180 days after the closing of its initial
public offering of its Common Stock;

                         (B) In any particular jurisdiction in which the Company
would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                         (C) After the Company has effected two such
registrations pursuant to this Section 1.2(b), and such registrations have been declared or ordered effective;

                         (D) If the Company shall furnish to such Holders a
certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.2 shall be deferred for a period not to exceed ninety days from the date of receipt of written request from the Initiating Holders, provided that the Company may not use this right more than once in any twelve month period; and

                         (E) Within 180 days after the effective date of any
registration of the Company under the Securities Act, other than a registration relating solely to employee benefit plans or a registration relating solely to a transaction under Rule 145 under the Securities Act.

     Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Series C Holders.

               (c)  Underwriting. In the event that a registration pursuant to
                    ------------
Section 1.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 1.2(a)(i) or 1.2(b)(i). In such event, the right of any Holder to participate in such registration shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders or Initiating Series C Holders, as applicable, but subject to the Company's reasonable approval.
Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Initiating Holders or Initiating Series C Holders, as applicable, in writing that, in its good faith judgment, marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all participating Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other shareholders) in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

     If the number of Registrable Securities excluded from the underwriting exceeds fifty percent (50%) of the total Registrable Securities requested to be included in such underwriting by the Holders, then Holders of a majority of the Registrable Securities requested to be included in such underwriting may elect to terminate the registration and underwriting and such terminated registration shall not count as a registration effected under this Section 1.2.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders or Initiating Series C Holders, as applicable.

               1.3  Company Registration.
                    --------------------

                    (a)  Notice of Registration. If, at any time prior to the
                         ----------------------
fifth anniversary of the closing date of the Company's initial public offering of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a transaction under Rule 145 under the Securities Act, or (iii) a registration effected pursuant to Sections 1.2 or 1.4 hereof, the Company will:

                         (i)  promptly give to each Holder written notice
thereof; and

                         (ii) include in such registration (and any related
qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

                    (b)  Underwriting. If the registration of which the Company
                         ------------
gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of Holders holding a majority of the Registrable Securities to be included in such registration. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines in its good faith judgment that marketing factors require limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and the number of shares of securities that may be included in the registration and underwriting (other than in behalf of the Company) shall first be allocated on a pro rata basis among all Preferred Holders and then, if additional Registrable Securities may be included, among all other Holders, in each case in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders; provided, however, unless otherwise
                                             --------  -------
agreed upon by the holders of a majority of the shares desiring to participate in the offering, in no event shall the amount of Registrable Securities of the Preferred Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the Preferred Holders may be excluded in part or entirely as long as the underwriters make the determination described above and no securities of the Company held by parties other than the Preferred Holders or the Company are included in such registration. No securities of the Company held by parties other than the Holders or the Company shall be included in any registration and underwriting to which this section applies if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will thereby be limited. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

               1.4  Registration on Form S-3.
                    ------------------------

                    (a) If any Holder or Holders holding in the aggregate not less than ten percent of the then outstanding Registrable Securities, or if any Series C Holder or Holders holding in the aggregate not less than ten percent of the then outstanding Series C Shares which are Registrable Securities, request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 1.4(a) in any six month period. The substantive provisions of Section 1.2(c) shall be applicable to each registration initiated under this Section 1.4(a).

                    (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to Section 1.4(a):

                         (i)  in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                         (ii) within 180 days after the effective date of any
registration of the Company under the Securities Act, other than a registration relating solely to employee benefit plans or a registration relating solely to a transaction under Rule 145 under the Securities Act; or

                        (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety days from the receipt of the request to file such registration by such Holder, provided that the Company may not use this right more than once in any twelve month period.

               1.5  Limitations on Subsequent Registration Rights.  From and
                    ---------------------------------------------
after the date hereof, without the approval of the holders of a majority of each series of Preferred Stock the Registrable Securities, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless such new registration rights, including standoff obligations, are subordinate to the registration rights granted to Preferred Holders hereunder.

               1.6  Expenses of Registration.  All Registration Expenses shall
                    ------------------------
be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

               1.7  Registration Procedures.  In the case of each registration,
                    -----------------------
qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and such amendment thereof and as to the completion thereof. At its expense the Company will:

                    (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty days or until the distribution described in the Registration Statement has been completed;

                    (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders or underwriters may reasonably request in order to facilitate the public offering of such securities.

                    (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                    (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                    (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                    (g) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

               1.8  Indemnification.
                    ---------------

                    (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to any such person in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission), made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein or the preparation thereby.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of
     Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or the preparation thereby. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the aggregate proceeds received by such Holder from the sale of Registrable Securities in such registration.

               (c) Each party entitled to indemnification under this Section 1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
     Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding the foregoing, if (i) the Company and the Indemnified Party have mutually agreed in writing to the retention of such counsel or (ii) the named parties in any such action, suit or proceeding (including impleaded parties) include the Company and the Indemnified Party, and representation of the Company and the Indemnified Party by the same counsel would, in the opinion of counsel to the Indemnified Party, create a conflict; provided further that, unless otherwise agreed by the Company, if the Company is obligated to pay the fees and expenses of such counsel, the Company shall be obligated to pay only the fees and expenses associated with one attorney or law firm, as applicable, for the Indemnified Party, as well as the fees and expenses associated with local counsel.

          1.9  Information by Holder.  The Holders of securities included in any
               ---------------------
     registration shall furnish to the Company such information regarding such Holders, the Registrable Securities held by them and the distribution proposed by such Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

          1.10 Rule 144 Reporting. With a view to making available the benefits
               ------------------
     of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act").

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

               (c) So long as a Holder owns any Registrable Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration. The Company will take action reasonably requested by a Holder to facilitate the transfer of Registrable Securities pursuant to Rule 144 of the Securities Act of 1933.

          1.11 Transfer of Registration Rights. The rights to cause the Company
               -------------------------------
     to register securities granted to the Holders under this Agreement may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such assignment or transfer may otherwise be effected in accordance with applicable securities laws, (ii) such assignee or transferee agrees to be bound by the terms and conditions of this Agreement, and (iii) either (A) such assignee or transferee acquires at least 100,000 shares of Registrable Securities (appropriately adjusted for stock splits, combinations, dividends, distributions and recapitalizations) not sold to the public, or
     (B) such assignee or transferee is a partner or limited partner, shareholder, subsidiary, affiliate, family member, family trust or the estate of the Holder.

           1.12 Standoff Agreement. Each Holder hereby agrees that in connection
                ------------------
     with the Company's initial public offering of the Company's securities that, upon request of the underwriters managing any underwritten offering of the Company's securities, Holder shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of such underwriters for such period of time (not to exceed one hundred eighty days) from the effective date of such registration as may be requested by the underwriters; provided, that the officers, directors of the Company who own stock of the Company and any shareholder holding more than two percent of the outstanding voting securities of the Company shall also have agreed to such restrictions.

       2.  Right of First Refusal Upon Issuance of Securities by the Company.
           -----------------------------------------------------------------

           2.1 The Company hereby grants to each Series A Holder, each Series B Holder and each Series C Holder (the "Rights Holders") the right of first refusal to purchase, pro rata, in order to maintain the Rights Holder's percentage ownership interest in the Company, all or any part of New Securities (as defined in Section 2.3 below) which the Company may, from time to time, propose to sell and issue. A pro rata share, for purposes of this right of first refusal, is the ratio that the number of shares of Common Stock issued or issuable to each Rights Holder bears to the sum of the total number of shares of Common Stock then outstanding (assuming conversion of all preferred stock of the Company into Common Stock).

           2.2 "Equity Securities" shall mean any securities having voting rights in the election of the Board of Directors not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any securities issuable pursuant to any agreement or commitment to issue any of the foregoing.

           2.3 Except as set forth below, "New Securities" shall mean any Equity Securities, whether now authorized or not, and rights, options or warrants to purchase said Equity Securities. Notwithstanding the foregoing, "New Securities" does not include (i) Common Stock issued to employees, officers, consultants or directors of the Company; (ii) securities offered to the public generally pursuant to a registration statement effective under the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own not less than fifty-one (51%) percent of the voting power of the surviving or successor corporation; (iv) the Conversion Stock;
     (v) stock issued in connection with any stock split, stock dividend or recapitalization or the like by the Company; (vi) the Warrant Stock;

or (vii) with respect to a particular series of Preferred Stock of the Company, stock issued in a transaction as to which holders of two-thirds of such series shall have waived the right of first refusal.

          2.4 In the event the Company proposes to undertake an issuance of New Securities, it shall give each Rights Holder written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Rights Holder shall have 15 business days from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of such New Securities for the price and upon the applicable terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          2.5 In the event a Rights Holder fails to exercise the right of first refusal within said 15 day period, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 60 days from the date of said agreement) to sell the New Securities not elected to be purchased by Rights Holders at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities within said 90 day period (or sold and issued New Securities in accordance with the foregoing within 60 days from the date of said agreement) or the terms of such purchase change such that such sale no longer complies with the first sentence of this Section 2.5, the Company shall not thereafter issue or sell any New Securities, without first offering such securities in the manner provided above.

          2.6 The right of first refusal granted under this Agreement shall expire on the effective date of the Company's initial public offering pursuant to an effective registration statement under the Securities Act.

          2.7 The right of first refusal hereunder may be assigned to a transferee or assignee in connection with any transfer or assignment of Equity Securities by a Rights Holder provided that: (i) such assignment or transfer may otherwise be effected in accordance with applicable securities laws, (ii) such assignee or transferee agrees to be bound by the terms and conditions of this Agreement, and (iii) either (A) such assignee or transferee acquires at least 100,000 shares of Registrable Securities (appropriately adjusted for stock splits, combinations, dividends, distributions and recapitalizations) not sold to the public, or (B) such assignee or transferee is a partner or limited partner, shareholder, subsidiary, affiliate, family member, family trust or the estate of the Rights Holder.

     3.   Right of First Refusal Upon Proposed Transfer by Common Holders.
          ---------------------------------------------------------------
Before any equity securities of the Company registered in the name of a Common Holder (who is a Common Holder on the date hereof or their permitted transferees or designees) may be sold or transferred (including transfer by operation of law) other than to a partner, shareholder, subsidiary, affiliate, family member, family trust or the estate of the Common Holder (provided that such permitted transferees shall agree, as a condition of the transfer, to be bound by the provisions of this

Section 3), such shares shall first be offered to the Company and then to the Common Holders and then to the Preferred Holders in the following manner:

          3.1  Notice. The Common Holder intending to sell securities of the
               ------
Company ("Selling Party") shall first deliver a written notice ("Common Notice") to the Company, the Preferred Holders and the other Common Holders stating (i) the Selling Party desires to sell or transfer such equity securities, (ii) the number of equity securities proposed to be sold or transferred, and (iii) the price and other terms of the proposed sale or transfer.

          3.2  Company Right. Within ten days after receipt of the Common
               -------------
Notice, the Company may elect to purchase all (but not less than all) of the equity securities to which the Common Notice refers, on the same terms and conditions specified in the Common Notice, by delivering to the Selling Party a written notice of such election.

          3.3  Common Holder Right. In the event the Company does not elect to
               -------------------
purchase the equity securities to which the Common Notice refers within the ten day period, then the Company shall notify each Common Holder (other than the Selling Party) of this fact within 15 days after receipt of the Common Notice. Each such Common Holder may elect within 25 days after receipt of the Common Notice to purchase its pro rata share (but not less than its pro rata share) of such equity securities, on the same terms and conditions specified in the Common Notice, by delivering to the Company written notice of such election. Each Common Holder's pro rata share of these equity securities shall be a fraction calculated by dividing (i) the number of shares of Common Stock issued and issuable upon exercise, conversion or exchange of all outstanding equity securities held by the Common Holder as of the date of delivery of the Common Notice by (ii) the total number of shares of Common Stock issued and issuable upon exercise, conversion or exchange of all outstanding equity securities held by the Common Holders (other than the Selling Party) as of that date.

          3.4  Over-allotment. If, within 25 days after receipt of the Common
               --------------
Notice, a Common Holder does not notify the Company that it desires to purchase its pro-rata share (or any part thereof) of the equity securities, those Common Holders who have elected to purchase equity securities during the 25 day period (the "First Over-allotment Purchasers") may elect to purchase those equity securities not so purchased. The Company shall provide written notice to the First Over-allotment Purchasers not later than 30 days after receipt of the Common Notice of the number of shares of equity securities of the Selling Party available for purchase pursuant to this over-allotment right. Each of these First Over-allotment Purchasers shall have until 40 days after receipt of the Common Notice to notify the Company in writing that it elects to purchase at least its pro rata share (but not less than its pro rata share) of the equity securities so offered. Each First Over-allotment Purchaser's pro rata share of the equity securities shall be a fraction calculated by dividing (i) the number of shares of Common Stock issued and issuable upon exercise, conversion or exchange of all outstanding equity securities of the Company held by the First Over-allotment Purchaser as of the date of the Common Notice by (ii) the total number of shares of Common Stock issued and issuable upon exercise, conversion or exchange of all outstanding equity securities of the Company held by all First Over-allotment Purchasers as of the date of the Common Notice.

          3.5  Preferred Holder Right. In the event the Common Holders do not
               ----------------------
elect to purchase all of the equity securities to which the Common Notice refers within the 40 day period, then the Company shall notify each Preferred Holder of this fact within 45 days after receipt of the Common Notice. Each such Preferred Holder may elect within 55 days after receipt of the Common Notice to purchase its pro rata share (but not less than its pro rata share) of such equity securities, on the same terms and conditions specified in the Common Notice, by delivering to the Company written notice of such election. Each Preferred Holder's pro rata share of these equity securities shall be a fraction calculated by dividing (i) the number of shares of Common Stock issued and issuable upon exercise, conversion or exchange of all outstanding equity securities held by the Preferred Holder as of the date of delivery of the Common Notice by (ii) the total number of shares of Common Stock issued and issuable upon exercise, conversion or exchange of all outstanding equity securities held by the Preferred Holders as of that date.

          3.6  Over-allotment. If, within 55 days after receipt of the Common
               --------------
Notice, a Preferred Holder does not notify the Company that it desires to purchase its pro-rata share (or any part thereof) of the equity securities, those Preferred Holders who have elected to purchase equity securities during the 55 day period (the "Second Over-allotment Purchasers") may elect to purchase those equity securities not so purchased. The Company shall provide written notice to the Second Over-allotment Purchasers not later than 60 days after receipt of the Common Notice of the number of shares of equity securities of the Selling Party available for purchase pursuant to this over-allotment right. Each of these Second Over-allotment Purchasers shall have until 70 days after receipt of the Common Notice to notify the Company in writing that it elects to purchase at least its pro rata share (but not less than its pro rata share) of the equity securities so offered. Each Second Over-allotment Purchaser's pro rata share of the equity securities shall be a fraction calculated by dividing (i) the number of shares of Common Stock issued and issuable upon exercise, conversion or exchange of all outstanding equity securities of the Company held by the Second Over-allotment Purchaser as of the date of the Common Notice by (ii) the total number of shares of Common Stock issued and issuable upon exercise, conversion or exchange of all outstanding equity securities of the Company held by all Second Over-allotment Purchasers as of the date of the Common Notice.

          3.7  Company Purchase. In the event the Company elects to acquire all
               ----------------
of the equity securities pursuant to Section 4, the Company and the Selling Party shall complete the sale and purchase of such equity securities shares within 30 days after the Company receives the Common Notice.

          3.8  Preferred Holder and Common Holder Purchases. In the event the
               --------------------------------------------
Common Holders elect to acquire all of the equity securities offered pursuant to
Section 4, the Common Holders and the Selling Party shall complete the sale and purchase of such equity securities within 60 days after the Company receives the Common Notice. In the event the Preferred Holders elect to acquire all of the equity securities offered pursuant to Section 4, the Preferred Holders and the Selling Party shall complete the sale and purchase of such equity securities within 90 days after the Company receives the Common Notice.

          3.9  Selling Party Right. If all of the equity securities to which the
               -------------------
Common Notice refers are not elected to be purchased by the Company or the Preferred Holders and the Common Holders, the Selling Party may sell all such shares at the price and on the terms specified in the Common Notice, provided that (i) such sale or transfer is consummated within one hundred twenty days of the date of the Common Notice, and (ii) that prior to the transfer, the transferee of such equity securities agrees in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such securities subject to the provisions of this Section 4.

          3.10 Termination. The rights and obligations of the Company, the
               -----------
Preferred Holders and the Common Holders under this Section 3 shall terminate upon the earlier to occur of (and shall not apply to transfers upon) (i) the closing of the Company's first underwritten public offering registered under the Securities Act, or (ii) shareholder approval of any merger or consolidation of the Company with any other corporation in which more than 50% of the voting control of the Company is transferred to a party or parties not affiliated with the Company or any shareholder of the Company, provided that, if such merger or consolidation is not consummated, the rights and obligations of this Section 3 shall be deemed restored and reinstated to full force and effect.

     4.   Amendment of Rights of Series A Holders, Series B Holders and Prior
          -------------------------------------------------------------------
Series C Holders Under Prior Rights Agreement; Waiver of Rights of First
------------------------------------------------------------------------
Refusal.
-------

          4.1  Termination of Prior Rights Agreement. Pursuant to Section 6.4 of
               -------------------------------------
the Prior Rights Agreement, the Company and the undersigned Series A Holders, Series B Holders and Prior Series C Holders, who are the holders of at least two-thirds of the Series A Shares, the Series B Shares and Series C Shares outstanding immediately prior to the date of this Agreement, on behalf of themselves and all other Series A Holders, Series B Holders and Prior Series C Holders, agree that all rights and obligations under the Prior Rights Agreement shall be amended and restated as set forth in this Agreement and that the Prior Rights Agreement shall be of no further force and effect.

          4.2  Waiver of Right of First Refusal. The undersigned Series A
               --------------------------------
Holders, Series B Holders and Prior Series C Holders, who are the holders of at least two-thirds of the Registrable Securities (as defined in the Prior Rights Agreement), hereby waive the rights of holders of the Series A Shares, the Series B Shares and Series C Shares outstanding immediately prior to the date of this Agreement to acquire, pursuant to the Prior Rights Agreement and this Agreement, the Series C Shares that are the subject of the Series C Agreement.

     5.   Observation Rights.
          ------------------

          5.1  Attendance at Board Meetings. The Company shall permit a
               ----------------------------
representative of Wasserstein Adelson Ventures, L.P. and a representative of MD Co. (each of Wasserstein Adelson Ventures, L.P. and MD Co. an "Observer") to attend all meetings of its Board of Directors in a nonvoting observer capacity and to participate in discussions and, in this respect, shall give such representative timely copies of all notices, minutes, consents, and other material that it provides to its directors.

          5.2  Confidentiality. Observer agrees, and will cause any
               ---------------
representative of Observer to agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Agreement. Observer further agrees such representative of Observer may be excluded from access to any material or meeting or portion thereof if the Company believes (based on a good faith vote of the Company's Board of Directors) that such exclusion is reasonably necessary to preserve the attorney-client privilege or other similar reasons.

          5.3  Termination. The rights described in this Section 5 shall
               -----------
terminate and be of no further force or effect upon the earlier of (i) the consumatoin sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the public, (ii) consummation of a merger or reorganization of the Company that is made for independent business reasons unrelated to extinguishing the rights granted hereunder or (iii) Observer holds fewer than 100,000 Series C Shares or shares of Common Stock issued or issuable upon conversion of such Series C Shares (as adjusted for stock dividends, stock splits, reorganizations and the like). The confidentiality provisions hereof will survive any such termination.

     6.   Miscellaneous.
          -------------

          6.1  Governing Law. This Agreement shall be governed in all respects
               -------------
by the laws of the State of California as applied to transactions taking place between California residents and wholly within the State of California

          6.2  Survival. The representations, warranties, covenants and
               --------
agreements made herein shall survive any investigation made by any Preferred Holder and the closing of the transactions contemplated hereby.

          6.3  Successors and Assigns. Except as otherwise provided herein, the
               ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          6.4  Entire Agreement; Amendment. This Agreement constitutes the full
               ---------------------------
and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. With the written consent of the Company and beneficial Holders of at least two-thirds of the then outstanding Registrable Securities, the obligations of the Company and the rights of the Holders of the Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce
--------  -------
the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities, and provided,
                                               --------
however, that no modification, amendment or waiver of the rights of the Holders
-------
of Series C Shares under Sections 1 and 2 of this Agreement shall be effective without the consent of the Holders of at least two-thirds of the then outstanding Series C Shares. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged of terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 6.4

          6.5  Notices, etc. All notices and other communications required or
               ------------
permitted hereunder shall be in writing and shall be delivered personally, mailed by certified or registered mail, postage prepaid, return receipt requested, or by courier, addressed (a) if to any Preferred Holder or Holder, at such Holder's address as set forth in the Company's records, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at 706 Mission Street, 2nd Floor, San Francisco, CA 94103, or at such other address as the Company shall have furnished to such Holders in writing. Notices that are mailed shall be deemed to have been given five days after deposit in the United States mail and notices delivered personally or by courier shall be deemed to have been given upon delivery to recipient's address.

          6.6  Delays or Omissions. Except as expressly provided herein, no
               -------------------
delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

          6.7  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          6.8  Severability. If any provision of this Agreement, or the
               ------------
application thereof, shall for any reason and to any extent be invalid or unenforceable the remainder of this Agreement and application of such provision to persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto, the parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Rights Agreement as of the date first written above.


                                    COMPANY:

                                    SALON INTERNET, INC.



                                    By:/s/ Michael O'Donnell
                                       --------------------------------
                                         Michael O'Donnell, President

                         COUNTERPART SIGNATURE PAGE TO
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

SERIES A HOLDERS

     ADOBE VENTURES, L.P.

     By:    Its general partner,
            H&Q Adobe Ventures Management L.P.,
     By:    Its general partner,
            H&Q Adobe Ventures Management Corp.,
     By:    Its president,
            Standish O'Grady

     By: /s/ Standish O'Grady
         ----------------------------------
            Standish O'Grady

     H&Q SALON INVESTORS, L.P.

     By: /s/ Authorized Signatory
         ----------------------------------

     Title: Title
            -------------------------------

                         COUNTERPART SIGNATURE PAGE TO
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

SERIES B HOLDERS

     ADOBE VENTURES, L.P.

     By:    Its general partner,
            H&Q Adobe Ventures Management L.P.,
     By:    Its general partner,
            H&Q Adobe Ventures Management Corp.,
     By:    Its president,
            Standish O'Grady

     By: /s/ Standish O'Grady
         ----------------------------------
            Standish O'Grady

     H&Q SALON INVESTORS, L.P.

     By: /s/ Authorized Signatory
         ----------------------------------
     Title: Title
            -------------------------------

     ASCII VENTURES, L.P.

     By: /s/ Authorized Signatory
         ----------------------------------
     Title: Title
            -------------------------------

     BORDERS GROUP, INC.

     By: /s/ Authorized Signatory
         ----------------------------------
     Title: Title
            -------------------------------

                         COUNTERPART SIGNATURE PAGE TO
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

PRIOR SERIES C HOLDERS

     ADOBE VENTURES, L.P.

     By:    Its general partner,
            H&Q Adobe Ventures Management L.P.,
     By:    Its general partner,
            H&Q Adobe Ventures Management Corp.,
     By:    Its president,
            Standish O'Grady

     By: /s/ Standish O'Grady
         ----------------------------------
            Standish O'Grady

     H&Q SALON INVESTORS, L.P.

     By: /s/ Authorized Signatory
         ----------------------------------
     Title: Title
            -------------------------------

     ASCII VENTURES, L.P.

     By: /s/ Authorized Signatory
         ----------------------------------
     Title: Title
            -------------------------------

     /s/ Bruce Katz
     --------------------------------------
            Bruce Katz

     WHOLE EARTH LECTRONIC LINK, INC.

     By: /s/ Authorized Signatory
         ----------------------------------
     Title: Title
            -------------------------------

     /s/ Gail Williams
     --------------------------------------
            Gail Williams

                         COUNTERPART SIGNATURE PAGE TO
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

COMMON HOLDERS

     /s/ David Talbot
     --------------------------------------
       David Talbot

     /s/ David Zweig
     --------------------------------------
      David Zweig

                         COUNTERPART SIGNATURE PAGE TO
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

NEW SERIES C HOLDERS



IF HOLDER IS AN ENTITY:

/s/ Authorized Signatory
--------------------------------------
Print Name of Investor


By: /s/ Authorized Signatory
    ----------------------------------
             Signature

Title: Title
       -------------------------------



IF HOLDER IS AN INDIVIDUAL


/s/ Authorized Signatory
--------------------------------------
             Signature

    Name
--------------------------------------
             Print Name

                                   EXHIBIT A
                                   ---------



SERIES A HOLDERS                                  Number of Shares
----------------                                  ----------------

Adobe Ventures L.P.                                  3,750,000
H&Q Salon Investors, L.P.                            1,250,000
                                                  =================
Series A TOTAL:                                      5,000,000


SERIES B HOLDERS
----------------


Adobe Ventures, L.P.                                   474,683
H&Q Salon Investors, L.P.                              158,228
ASCII Ventures, L.P.                                   632,911
Borders Group, Inc.                                    632,911
                                                  =================
Series B TOTAL:                                      1,898,733


PRIOR SERIES C HOLDERS
----------------------

Adobe Ventures II, L.P.                              1,159,793
ASCII Ventures, L.P.                                   257,732
H&Q Salon Investors, L.P.                              386,598
Whole Earth Lectronic Link, Inc.                       909,550
Bruce Katz                                               5,530
Gail Williams                                           12,757
                                                  =================
Series C TOTAL:                                      2,731,960

NEW SERIES C HOLDERS
--------------------

[Constellation Ventures Entities]                     1,546,392
Wasserstein Adelson Ventures, L.P.                    1,030,928
Bruce Katz                                            1,030,928
ACT III Communications                                  515,464
MD Co.                                                  773,196
McKay Foundation                                        515,464
John DeCsepel, M.D.                                      64,433
David Chazen                                            103,093
Lynn Quarcini                                            28,351
Brian Shniderson                                         12,887
John Cahill                                              12,887
Ralph DiFiore                                            12,887
Jeffrey Block                                            77,320
Stephen Block                                            38,660
Joel J. Matcovsky                                         6,444
Daniel Maclean                                            6,444
Mark R. Ross                                              6,444
Albert Vasquez                                            6,444
Larry Kernon                                              7,732
R. Schorr Berman                                          7,732
Charles Levin                                             7,732
Jay Senerchia                                             7,732
Michael O'Malley                                          2,578
Leonardo Mondoderi                                       77,320
Jim Goldberger                                           15,464
GCWF Investment Partners                                 12,887
GCWF Investment Associates                                7,732

                                      2